United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$43,930,560
Unrealized Gain (Loss) on Market Value of Futures	(11,490,670)
Interest Income	750,574
ETF Transaction Fees	10,000
Total Income (Loss)	$33,200,464

Expenses
Investment Advisory Fee	$265,848
K-1 Tax Expense	93,000
Brokerage Commissions	41,039
SEC & FINRA Registration Expense	23,239
Prepaid Audit Fees	18,333
NYMEX License Fee	17,345
Non-interested Directors' Fees and Expenses	12,271
Audit Fees	4,320
Legal Fees	1,228
Total Expenses	$476,623
Net Gain (Loss)	$32,723,841

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/08	$524,882,985
Additions (1,700,000 Units)	80,499,913
Withdrawals (2,700,000 Units)	(125,853,689)
Net Gain (Loss)	32,723,841

Net Asset Value End of Period	$512,253,050
Net Asset Value Per Unit (10,500,000 Units)	$48.79

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502